Exhibit 10.1
DECISIONEERING, INC. 1997 STOCK OPTION PLAN
ARTICLE I
Purpose of Plan
     The 1997 Stock Option Plan (the “Plan”) of Decisioneering, Inc. (the “Company”), adopted by the Board of Directors of the Company on June 16, 1997, and approved by the shareholders of the Company on July 18, 1997, for executive and other employees of the Company, is intended to advance the best interests of the Company by providing those persons who are employed by the Company with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ. The availability and offering of stock options under the Plan also increases the Company’s ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends. The Plan was subsequently amended by the Board of Directors of the Company on August 15, 2001, and approved by the shareholders of the Company on October 14, 2002 to increase the aggregate number of Options to be issued in Article IV.2 to 225,000 Options, and further amended by the Board of Directors of the Company on January 31, 2007, to amend Article VI.8 of the Plan.
ARTICLE II
Definitions
     For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:
     “Board” shall mean the Board of Directors of the Company.
     “Cause” shall mean (i) a Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, a Participant’s perpetration or attempted perpetration of fraud, or a Participant’s participation in a fraud or attempted fraud, on the Company or a Participant’s unauthorized appropriation of, or a Participant’s attempt to misappropriate, any tangible or intangible assets or property of the Company or (ii) any act or acts of disloyalty, misconduct or moral turpitude by a Participant injurious to the interest, property, operations, business or reputation of the Company or a Participant’s conviction of a crime the commission of which results in injury to the Company.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.
     “Committee” shall mean the committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.
     “Common Stock” shall mean the Company’s common stock, no par value, or if the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.
     “Company” shall mean Decisioneering, Inc., a Colorado corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of Decisioneering, Inc., as such term is defined in Section 425(f) of the Code.

     “Disability” shall mean the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of any Participant to carry out effectively his duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.
     “Fair Market Value” of the Common Stock shall, subject to Section 5.8, be determined by the Committee or, in the absence of the Committee, by the Board.
     “Incentive Stock Option” shall have the meaning set forth in Section 5.2.
     “Nonqualified Stock Option” shall have the meaning set forth in Section 5.2.
     “Options” shall have the meaning set forth in Article IV.
     “Participant” shall mean any executive or other employee of the Company who has been selected to participate in the Plan by the Committee or the Board.
     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
     “Sale of the Company” shall mean a merger or consolidation effecting a change in control of the Company, a sale of all or substantially all of the Company’s assets or a sale of a majority of the Company’s outstanding voting securities.
ARTICLE III
Administration
     The Plan shall be administered by the Committee provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options (as defined in Article IV below) to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.
ARTICLE IV
Grants Under the Plan
     IV.1 Types of Grants. Options granted under the Plan may be (i) “Nonqualified Stock Options” or (ii) “Incentive Stock Options” or combinations thereof. Options are rights to purchase shares of Common Stock. Nonqualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in this Article IV and the other applicable provisions of the Plan.

     IV.2 Limitation on Aggregate Shares. The aggregate number of shares of Common Stock with respect to which options may be granted under the Plan (the “Options”) and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 225,000 shares; provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 6.8 below, and further provided that to the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, or if any Options are exercised and the shares of Common Stock issued thereunder are repurchased by the Company, such shares shall again be available under the Plan. The 225,000 shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.
     IV.3 Rights with Respect to Common Stock. Unless otherwise determined by the Committee in its discretion, a participant to whom an Option grant is made (and any Person succeeding to such a participant’s rights pursuant to the Plan) shall have no rights as a stockholder with respect to any shares of Common Stock or as a holder with respect to other securities, if any, issuable pursuant to any such Option until the date of the issuance of a stock certificate to him or her for such shares of Common Stock or other instrument of ownership, if any. Except as provided in Section 6.8, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities, other property or other forms of consideration, or any combination thereof) for which the record date is prior to the date such stock certificate or other instrument of ownership, if any, is issued.
ARTICLE V
Options
     V.1 Options. The Committee may grant Options to Participants in accordance with this Article V.
     V.2 Form of Option. Options granted under this Plan may be either nonqualified stock options (“Nonqualified Stock Options”) or “incentive stock options” within the meaning of Section 422A of the Code or any successor provision (“Incentive Stock Options”).
     V.3 Exercise Price. The option exercise price per share of Common Stock shall be fixed by the Committee; provided, however, that in the case of an Incentive Stock Option granted to an employee, the option price shall in no event be less than the Fair Market Value of the Common Stock subject to such Incentive Stock Option at the time the Incentive Stock Option is granted, or if granted to an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or any parent or subsidiary (a “Ten Percent Employee”), such option price shall not be less than 110% of such Fair Market Value at the time the Incentive Stock Option is granted.
     V.4 Exercisability. Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.
     V.5 Payment of Exercise Price. Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made in cash (including check, bank draft or money order) or such other form, including, without limitation, shares of Common Stock, surrender of another outstanding Option grant under the Plan, or by delivery of a promissory note (if in accordance with policies approved by the Board and applicable law), as the Committee may permit in its discretion.
     V.6 Terms of Options. The Committee shall determine the term of each Option, which term shall in no event exceed ten years from the date of grant, provided that an Incentive Stock Option granted to a Ten Percent Employee shall not be exercisable after the expiration of five years from the date it is granted.

     V.7 Limitation on Grants Incentive Stock Options. In the case of an Incentive Stock Option, the amount of the aggregate Fair Market Value of Common Stock (determined at the time of grant of an Incentive Stock Option pursuant to Section 4.3 above) with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all such plans of the employee’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.
     V.8 Interpretation. It is the intent of the Company that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent.
ARTICLE VI
General Provisions
     VI.1 Conditions and Limitations on Exercise. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the respective Options are granted.
     VI.2 Sale of the Company. In the event of a Sale of the Company, the Committee may provide, in its discretion, that the Options shall become immediately exercisable by any Participants who are employed by the Company at the time of the Sale of the Company and that, with respect to Options, such Options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.
     VI.3 Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”) which shall be signed by the Participant and by the Chairman or the President of the Company or other officer authorized by the Board or the Committee for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Option Agreement (including, but not limited to, (i) the right of the Company and such other Persons as the Committee shall designate (“Designees”) to repurchase from each Participant, and such Participant’ s transferees, all shares of Common Stock issued or issuable to such Participant with respect to such Option in the event of such Participant’s termination of employment, (ii) rights of first refusal granted to the Company and Designees, (iii) holdback, lockup, or other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).
     VI.4 Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or Options exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days written notice to the holders thereof.
     VI.5 Nontransferability. Except as may be approved by the Committee in accordance with applicable law, rule and regulation, Options may not be transferred other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative) or the recipient of such Options transferred pursuant to a qualified domestic relations order. In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:
     (i) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and
     (ii) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant’s Option Agreement.
     VI.6 Expiration of Options.
     (a) Normal Expiration. In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee pursuant to Section 5.6 above.
     (b) Early Expiration of Options Upon Termination of Employment. Except as otherwise provided by the Committee in the Option Agreement, any portion of a Participant’s Option that was not vested and exercisable on the date of the termination of such Participant’s employment shall expire and be forfeited as of such date, and any portion of a Participant’s Option that was vested and exercisable on the date of the termination of such Participant’s employment shall expire and be forfeited as of such date, except that: (i) if any Participant dies or becomes subject to any Disability, such Participant’s Option shall expire 180 days after the date of his death or Disability, but in no event after the Expiration Date, (ii) if any Participant retires (with the approval of the Board), his Option shall expire 90 days after the date of his retirement, but in no event after the Expiration Date, and (iii) if any Participant is discharged other than for Cause, such Participant’s Option shall expire on the date of his discharge unless otherwise approved by the Committee, but in no event after the Expiration Date.
     VI.7 Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction. Notwithstanding anything in the Plan to the contrary, the Committee may, in its discretion, permit an eligible participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Option, at such time and in such manner as the Committee shall deem to be appropriate

(including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, shares of Common Stock, other company securities or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Option to such person, having a fair market value equal to the amount of such taxes).
     VI.8 Mandatory Adjustments. In the event of any change to the securities of the Company subject to the Plan, or subject to any Option, without the receipt of consideration by the Company, including any merger, consolidation, reorganization, stock split, reverse stock split, recapitalization, reincorporation, exchange, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash or other property dividend, liquidating dividend, or any other similar change to the capital structure of the Company not involving the receipt of consideration by the Company, all appropriate antidilution adjustments shall be made to: (a) the number and type of Options that may be granted under this Plan, (b) the option exercise price and number and class of securities issuable under each outstanding Option.
     VI.9 Rights of Participants. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time (with or without Cause), nor confer upon any Participant any right to continue in the employ of the Company for any period of time or to continue his present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant’s termination of employment (including, but not limited to, the termination by the Company without Cause) any portion of such Participant’s Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.
     VI.10 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted, hereunder after the tenth anniversary of the adoption of the Plan.
     VI.11 Amendment, Modification and Cancellation of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of such Participant. With the Participant’s consent, the Committee may cancel any Option and issue a new Option to such Participant.
     VI.12 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this Section 6.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.
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